ASSET PURCHASE AGREEMENT
THIS AGREEMENT, made and entered into May 1,
1996, by and between WOODSON ELECTRONICS,
INC., a Nebraska corporation, its subsidiaries and
affiliates, and Thomas E. Woodson, hereinafter
conjunctively referred to as "Sellers," and BUTLER
NATIONAL CORPORATION, a Minnesota
corporation, hereinafter referred to as "Purchaser."
 WHEREAS, Sellers are engaged in the business of
designing, manufacturing, improving, marketing,
maintaining and providing, directly and with the
assistance of others, data acquisition, alarm monitoring
and reporting products and services related to such
products.  Sellers' major product lines include, but are
not limited to, the A9000 Plus Base Station and RTU,
B9000 Retrofit Board, 7000 Plus (or A9000 Mini),
Radio Modem, Voice Dialer, MiniSonde Product and
older Plectron Repair Business. WHEREAS, Purchaser
desires to buy, and Sellers desire to sell, all of Sellers'
assets, except the cash, accounts receivable, real estate,
interests in real estate and other equipment set forth on
Schedule 4 attached hereto and incorporated herein
owned by Sellers on the date of closing, upon the
terms and conditions hereinafter set forth;
 NOW, THEREFORE, in consideration of the mutual
promises, covenants, and agreements of the parties, it
is agreed by and between the parties as follows:
 1. Property Purchased.  Subject to the terms and
conditions herein set forth, Sellers hereby agree to
convey, transfer, assign, and deliver to Purchaser, and
Purchaser agrees to purchase and accept as hereinafter
provided, all assets of Sellers, except the cash,
accounts receivable, real estate, interests in real estate
and other equipment set forth on Schedule 4 owned by
Sellers on the date of closing.  It is specifically
understood and agreed that the assets sold herein
include all assets owned by Sellers except the cash,
accounts receivable, real estate, interests in real estate
and other equipment set forth on Schedule 4 owned by
Sellers on the date of closing, including, but not
limited to:
  (a) Fixed Manufacturing Assets and Tangible
Personal Property.  The fixed assets and tangible
personal property of Sellers (including but not limited
to all manufacturing and testing equipment, tooling,
dies and molds), except other equipment set forth on
Schedule 4.
  (b) Inventory.  All inventory including certain
BUTLER NATIONAL SERVICES Inventory ("BNS
Inventory") listed on Schedule 1 attached to this
Agreement.
  (c) Intellectual Property, Manufacturing and
Marketing Rights and Information.  All manufacturing
and marketing rights and information of Sellers,
whether tangible or intangible, including, without
limitation, domestic and foreign registered or common
law patents, trademarks, service marks, trade names,
service names and copyrights (including but not
limited to "A9000 Plus", "A7000 Plus", "MiniSonde",
and "Woodson Electronics"), and all registrations and
applications for any of the foregoing, licenses or
sublicenses to manufacture, use or sell, software,
inventions, labels, and label approval records, trade
secrets, processes, manufacturing or marketing
procedures, complete and current sets of plans,
specifications and drawings relating to all products,
formulae, and vendor and customer files and records.
  Sellers retain the right to the name Woodson
Electronics, Inc. as a corporate name.
  (d) Backlog and Repairs.  All existing or hereafter
acquired customer purchase orders and sales orders
including but not limited to any such orders for repair
of products manufactured by Seller ("Backlog").
  (e) Outside Engineering Consulting and Non-
Compete Agreements.  All contractual rights and
benefits accruing to Sellers as a consequence of
continuing Consulting Agreements dated April 14,
1995 by and between Sellers and Mr. Mark Dietel and
Mr. Lonnie Moravetz as attached and incorporated to
this Agreement as Schedule 2 and Schedule 3.
  (f) Other Assets.  All other assets except cash,
accounts receivable, real estate, interests in real estate
and other equipment set forth on Schedule 4 owned by
Sellers on the date of closing, but including office
furniture, computers and office equipment, FCC
authorizations, computer programs and documentation
relating to the design, manufacture, processing,
management, accounting or inventory control
(including but not limited to "Data Flex" material
management and "Red Wing" account software
packages), any and all customer deposits respecting
and related to the Backlog, express or impled
warranties of third parties running directly or indirectly
to the benefit of Sellers regarding any Inventory or
Equipment, and all information and records (excluding
original personnel records and corporate records of
Sellers which may be required for regulatory reporting
and record keeping compliance but which Purchaser
may have access to and make copies of as Purchaser
and Seller shall determine beneficial) whether reduced
to physical form or otherwise.
 2. Purchase Price and Payment.  Purchaser shall issue
to Sellers in amounts made known by Sellers to
Purchaser in writing on or before closing, the
following in full payment for the assets purchased
herein:
  (a) Eighty Thousand (80,000) Shares of Butler
National Common Stock ("BNC Stock") to be issued
by the Purchaser pursuant to SEC Rule 144 to be
recorded in the name of Sellers in amounts established
by Sellers on or before May 1, 1996.  Such BNC
Stock shall be held by Purchaser until all duties and
obligations of Sellers pursuant to this Agreement have
been satisfied and all BNS Inventory has been
delivered to Purchaser but in no event later than June
1, 1998.
  (b) Thirty-Six Thousand Dollars ($36,000.00), which
shall be paid in twenty-four (24) equal monthly
installments of Fifteen Hundred Dollars ($1,500.00)
commencing May 1, 1996 and continuing on the first
day of each successive month until twenty-four
payments shall have been made.  The Purchaser and
Sellers agree that the sums set forth in this Paragraph
shall be paid to Thomas E. Woodson as additional
consideration for Thomas E. Woodson's execution of
the NON-EXCLUSIVE CONSULTING, NON-
DISCLOSURE AND NON-COMPETE AGREEMENT
required by this Agreement.
  (c) The total cost to Sellers of BNS Inventory on
May 1, 1996 shall be detailed on Schedule 1.
Purchaser may take delivery of all BNS Inventory no
later than June 1, 1998.  Payment shall be made to
Sellers at item prices detailed on Schedule 1 within
thirty days of delivery consistent with current account
terms and conditions.
  (d) $3,685.00 to be paid by May 1, 1996
representing accumulated outside engineering hardware
and software consulting services incurred by Sellers as
requested by and for the benefit of Purchaser.
  (e) Purchaser further agrees to assume the remaining
payments and remunerations for services when and as
due pursuant to certain consulting Agreements by and
between Mr. Mark Dietel and Mr. Lonnie Moravetz as
referenced in Section 1.2(e) and attached herewith as
Schedule 2 and Schedule 3, provided that the consents
required by Paragraph 8 (e) are delivered at or before
closing.  These contracts are assets of Sellers and will
be assigned to Purchaser at closing.
 3. Sellers and Buyer agree that assets shall be valued
as of close of business February 23, 1996.
 4. Sellers and Buyer agree to the Apportionment of
purchase price as of February 24, 1996 as set forth in
Schedule 5.
 5. Closing of this transaction shall be effective at
close of business February 23, 1996, and shall
physically occur no later than May 1, 1996 (hereinafter
"Closing Date").
 6. On the Closing Date, Sellers shall deliver a bill of
sale and such other documents as are necessary to
evidence the conveyance of assets described herein and
are otherwise required by this Agreement.
 7. Sellers' Representations and Warranties.  Sellers
and Woodson (acting as an individual and as Director,
Chief Executive Officer, and the beneficial owner of
100% of all shares issued and outstanding of Sellers,
hereby represents and warrants to Purchaser that as of
the date of this Agreement:
  (a) Ownership of Assets.  Sellers are the true and
lawful owners of all the Assets and have good and
marketable title to all Assets and all necessary power
to sell and transfer the Assets to Purchaser free and
clear of all claims, liens, title defects and objections,
covenants, restriction, security interests and other
encumbrances (including, without limitation, leases,
chattel mortgagees, conditional sales contracts,
collateral security arrangements, other title or interest-
retaining agreements and any tax liens).  Purchaser
acknowledges that it has reviewed the minutes of a
special joint meeting of shareholders of Woodson
Electronics, Inc. and Plectron Corporation dated
February 1, 1995.  In said minutes, Woodson
Electronics, Inc. agreed that it would not sell the rights
for use to the A9000+, A9000+ Mini, B9000 Retro
Assembly, and the Voice Dialer in the indoor public
safety and the outdoor (siren) public safety and
regulated markets.  Purchaser acknowledges and agrees
that it is not purchasing any such rights from
Woodson Electronics, Inc., pursuant to this Asset
Purchase Agreement.
  (b) Delivery of Assets.  Purchaser will acquire good
and marketable title to all the Assets free and clear of
all claims, liens, title defects and objections, covenants,
restrictions, security interests and other encumbrances
(including, without limitation, leases, chattel
mortgagees, conditional sales contracts, collateral
security arrangements, other title or interest-retaining
agreements and any tax liens).
  (c) Organization and Authority.  Corporate Sellers
are corporations duly organized, validly existing under
the laws of the state of their incorporation.  Sellers
have all requisite power and authority to enter into,
and cause Sellers to perform and carry out this
Agreement.  This Agreement has been duly authorized
by the Board of Directors of each Corporate Seller and
need not be approved by the shareholders of Corporate
Sellers under the Corporate Sellers' charter documents,
applicable law or otherwise.  This Agreement has been
duly executed and delivered by Sellers and constitutes
a legal, valid, binding and enforceable obligation of
Sellers enforceable against Sellers in accordance with
its terms.
  (d) Compliance with the Law and Other Instruments.
Sellers hold all licenses and permits necessary for the
lawful conduct of their business, wherever conducted.
Sellers know of no violation of any such license or
permit.  The Sellers' business is, and at all times has
been, conducted substantially in compliance with all
applicable statutes, laws, ordinances, rules and
regulations of all governmental bodies, agencies, and
subdivisions having, asserting or claiming jurisdiction
over Sellers.  Neither the execution and delivery of
this Agreement nor its performance by Sellers will
result in the creation of any lien, charge, or
encumbrance upon any of the Assets pursuant to, any
indenture, mortgage, lease, agreement, arrangement, or
other instrument or decree, judgment, order, law, or
regulation of any court or other governmental body to
which Sellers are a party or by which Sellers or any
of the Assets are bound.
  (e) Absence of Certain Changes or Events.  Since
February 23, 1996, there has not been any loss or
damage to any of the Assets due to fire or other
casualty, whether or not insured against, having an
original cost of more than $1,000.00 in the aggregate.
  (f) Intellectual Property.  Sellers are the owners of
all intellectual property and no litigation is pending or,
to the knowledge of Sellers, has been threatened
against Sellers or any representative or employee of
Sellers, for the infringement of any patent, copyright,
trademark, trade name, service mark or service name
of any other person or entity or for the misuse or
misappropriation of any trade secret or know-how
owned by any person or entity which relates to
Sellers' business, assets or products.  All patents,
patent applications, licenses, service marks, service
names, trademarks, copyrights, trade names, brand
names, processes, designs, formulae, inventions, trade
secrets, plans, specifications, drawings, franchises,
know-how, technology and other proprietary rights
which are used by Sellers (collectively, "Property
Rights") are owned by Sellers without any requirement
to pay compensation to any person or entity.  The
conduct of Sellers' business does not infringe, and
Sellers have not received any communication alleging
that Sellers have infringed, any Proprietary Rights of
any other person or entity which relates to Sellers'
business, assets or products.
  (g) Litigation and Disputes.  No Seller, nor any
officers, representative or employee of a Seller, is a
party to any pending or, to the knowledge of Sellers,
threatened, action, suit, proceeding or investigation, at
law, in equity or otherwise, in, for or by any court or
governmental board, commission, agency, department
or office arising from any act of Sellers which relates
to Sellers' assets or any product or (in the case of any
individual) the individual's acts as officer,
representative, or employee of a corporate Seller
relating only to Sellers' assets or products.  Sellers are
not subject to any order, judgment or decree which
affects Sellers' assets or products which would prevent
or hinder the commission of the transactions
contemplated by this Agreement.  Sellers are not in
violation of any order, writ, injunction or decree of
any court or federal, state, municipal or other
governmental department, commission, board, bureau,
agency or instrumentality (including without limitation,
legislation and regulations pertaining to environmental
protection) affecting Sellers' assets or any products and
is not in material violation of any other law affecting
Sellers' assets or any product.
  (h) Sellers warrant and represent that, except for a
contract transferring to Federal Signal Corporation
certain non-exclusive marketing and selling rights to
the 9000 control and monitoring system, pursuant to
certain non-exclusive manufacturing, engineering and
distribution rights granted Sellers in paragraph 4.2 of
a certain Stock Purchase Agreement between Butler
National Corporation and Woodson Electronics, Inc.,
dated April 4, 1990, no other assignment of such
rights has been made.  It is acknowledged that the
closing of this Agreement will transfer all Sellers'
retained rights under Paragraph 4.2 of the Stock
Purchase Agreement dated April 4, 1990 to the
Purchaser, as limited by the joint Woodson Electronic,
Inc./Plectron Corporation Shareholders Meeting
Minutes dated February 1, 1995.
  (i) Brokers and Finders.  Sellers have not taken any
action that would give rise to a claim against Sellers
for a broker's, finder's or investment banker's fee or
other like payment in connection with the transactions
contemplated by this Agreement.
 8. Purchaser's Representations and Warranties.
Purchaser hereby represents and warrants to Sellers
that, as of the date of this Agreement:
  (a) Organization and Authority.  Purchaser is a
corporation duly organized, validly existing under the
laws of the State of Minnesota.  Purchaser has all
requisite power and authority to enter into, perform
and carry out this Agreement.  This Agreement has
been duly authorized by the Board of Directors of
Purchaser and need not be approved by the
shareholders of Purchaser under Purchaser's charter
documents, applicable law or otherwise.  This
Agreement has been duly executed and delivered by
Purchaser and constitutes a legal, valid, binding and
enforceable obligation of Purchaser, enforceable against
Purchaser in accordance with its terms.
  (b) Brokers and Finders.  Purchaser has not taken
any action that would give rise to any claim against
Sellers for a broker's, finder's or investment banker's
fee or other like payment in connection with the
transactions contemplated by this Agreement.
 9. Conditions to Closing.  Purchaser shall not be
obligated to close hereunder unless the following
conditions have been satisfied:
  (a) All the representations and warranties of Sellers
contained herein are accurate, true and correct at
closing, and Sellers have performed and carried out all
of its agreements hereunder.
  (b) No damage or destruction has been suffered by
the assets to be transferred, whether or not the assets
to be transferred have been insured against such
damage or destruction.
  (c) Sellers have delivered to Purchaser a Bill of Sale
and Assignment for the assets to be transferred at
closing and thereafter any other instruments of transfer
in form and substance satisfactory to Purchaser.
  (d) Thomas E. Woodson shall have executed and
delivered to Purchaser the Non-Exclusive Consulting,
Non-Disclosure and Non-Compete Agreement attached
hereto as Schedule 6.
  (e) Sellers shall deliver to Purchaser written consents
signed by Mark Dietel and Lonnie Moravetz
acknowledging and consenting to the transfer of the
Consulting Agreements referenced in Paragraph 1 (c)
of this Agreement.  Mr. Dietel and Mr. Moravetz, in
said written consents, shall acknowledge the
substitution of Purchaser for Sellers and confirm the
interest and willingness of each to comply with the
terms of the referenced Consulting Agreement after the
assignment of such Agreements to Purchaser.
  (f) Sellers at closing shall deliver to Purchaser all
proprietary information held by Sellers pursuant to a
certain Agreement dated April 27, 1995 and executed
by Seller, Woodson Electronics, Inc., on April 28,
1995 and Purchaser on May 8, 1995 which Sellers are
legally permitted to do under the terms and conditions
of any escrow or similar agreement between Purchaser
and the City of Titusville, Florida.  It is acknowledged
that after closing and delivery of the proprietary
information covered by said Agreement, that Purchaser
shall possess all of Sellers' right, title and interest in
and to said proprietary information.  Purchaser agrees
to indemnify and hold Sellers harmless from any
liability which may arise by virtue of the nullifying
and voiding of the April 29, 1995 Agreement referred
to in this paragraph.
 10. Access to Properties and Records.  Prior to
closing, Sellers agree to allow Purchaser's personnel or
representatives reasonable access to Sellers' premises
and properties, without cost to Purchaser, including the
right to physically inspect the assets, contracts, internal
reports, data processing files and records,
commitments, books, records and affairs of Sellers
relating to the Sellers' business, during normal
business hours and with reasonable notice, for the
purpose or removal and shipment of the assets
purchased herein.
 11. Conduct of Sellers' Business Prior to May 1,
1996.  Sellers shall conduct the business in the
ordinary course and in a normal, businesslike fashion,
and Sellers shall use their best efforts to preserve and
maintain the goodwill of the Sellers' business,
including relationships with suppliers, customers and
others with whom they deal.  Sellers shall take no
action or suffer any action to be taken against Sellers,
which would cause any material change in the Sellers'
business or any of their assets or products, including,
without limitation:
  (a) selling, transferring or agreeing to sell or transfer
any of the assets, excepting BNS Inventory sold to
Purchaser in the ordinary course of business;
  (b) entering into any transaction in which an
extraordinary loss would be incurred or waiving any
rights of substantial value; or
  (c) terminating any material contract, agreement,
license or other instrument to which Sellers are a
party.
 12. Assistance of Sellers.  Sellers agree to use
Sellers' best efforts to assist Purchaser, as and when
reasonably requested by Purchaser, in the transition
period, but not to exceed July 30, 1996, to produce
products for Purchaser using BNS Inventory or other
Purchaser owned inventory.  The charge for these
production services shall be Sellers' actual cost
incurred, which shall include all labor and all overhead
costs, direct and indirect, rent, utilities and
miscellaneous production items, etc.  Out of pocket
expenses incurred by Woodson Electronics, Inc. shall
be paid by Purchaser within 10 days after submitted to
Purchaser.  Such costs do not include compensation of
any kind for Thomas E. Woodson.
 13.  Certain Equipment Matters.  Sellers shall
cooperate and use their best efforts to obtain custody
of all dies, tooling, molds, and other items of
equipment or documentation which are not in Sellers'
custody.  Sellers shall provide at closing a list of the
above-referenced items, the name of the entity in
whose custody the items may be found, and the
address and telephone number of such custodian.  This
list will be attached hereto as Schedule 8.
 14. Sellers Indemnification of Purchaser.  Sellers shall
indemnify Purchaser and hold Purchaser harmless
against and in respect of any and all claims, losses,
damages, costs, assessments, judgments, awards,
expenses, commitments, agreements, liabilities and
obligations of any nature whatsoever (including the
costs of defense, whether or not successful, such as
attorney's and expert witness' fees) resulting from, or
arising out of, or in connection with, any:  (i) liability
or obligation of Sellers arising from the operations of
Sellers prior to this Agreement, whether accrued,
absolute, contingent or otherwise, whether or not
disclosed in this Agreement and whether or not such
liability or obligation is imposed by law; (ii) any
breach (and costs and expenses of defense connected
with claims by third parties against Purchaser which if
true would constitute a breach) of any representation
or warranty contained in this Agreement; or (iii) the
non-performance, partial or total, of any covenant of
Sellers contained in this Agreement.  The
indemnification provided for in this Section shall not
in any way limit any rights or remedies of Purchaser
for misrepresentations or breaches of warranties of
covenants in connection with this Agreement.
 15. Purchaser's Indemnification of Sellers.  Purchaser
shall defend, indemnify Sellers and hold Sellers
harmless against and in respect of any and all claims,
causes of action, losses, costs, damages, deficiencies or
expenses (including reasonable attorneys' fees) to
Sellers resulting from, or arising out of, or in
connection with any and all misrepresentations or
breaches of representations, warranties or covenants of
Purchaser set forth in this Agreement, or in any
exhibit hereto, or any certificate, document, instrument
or other material furnished to Sellers in connection
with the transaction contemplated herein.
 16. Notice of Third Party Claims.  Within 30 days
after either party receives written notice of any claim
against it by a third party (even if that party has not
yet commenced litigation or other formal proceedings)
that might be a basis for its being indemnified under
Paragraph 14 or 15, it shall give the other party an
opportunity to control the defense of such claim at the
other party's cost and expense, provided that the
indemnitee may participate in the defense at such other
party's cost and expense.
 17. Non-Competition Covenant.  Commencing upon
execution of this Agreement and ending on June 1,
2001, Sellers, including Thomas E. Woodson and any
corporation or other entity owned by Sellers or
Thomas E. Woodson in which Sellers or Thomas E.
Woodson at the time beneficially owns or is entitled
to acquire an equity interest, shall not carry on any
business that is directly or indirectly competitive with
or similar to the Sellers' business as it exists at the
close of business on May 1, 1996, in any state,
territory or possession of the United States or any
country in which any Seller or Purchaser conducts or
has conducted business or any like business (including,
without limitation, any county, state, territory,
possession or country in which customers of Sellers or
Purchaser were or are located or in which Sellers or
Purchaser have actively solicited business).   For
purposes of this Section each of the following
activities, without limitation, shall be deemed to
constitute the carrying on of business:  to engage in,
work with, be employed by, invest in, have an interest
in, advise, lend money to, guarantee the debts or
obligations of, or permit one's name or any part
thereof to be used in connection with, an enterprise or
endeavor, either individually, in partnership or
conjunction with any person, firm, association,
company or corporation, whether as principal, agent,
employee, shareholder, consultant or in any other
manner whatsoever.  Notwithstanding the foregoing,
this Section shall not apply to:  (i) the performance by
Sellers or Thomas E. Woodson of obligations under
Paragraph 8 (d) of this Agreement; (ii) the
performance of Sellers or Thomas E. Woodson as
Purchaser's representative, if so appointed by
Purchaser; (iii) the performance by Sellers or Thomas
E. Woodson of obligations in respect to a certain
consulting agreement with Federal Signal Corporation
dated June 1, 1995.
  The scope and effect of this Section shall be as
broad in time (but not beyond June 1, 2001),
geography and in all other respects as is permitted by
applicable law.  If this Section cannot be fully
enforced in one jurisdiction but is fully enforceable (or
is enforceable to a greater extent) in another
jurisdiction, the law of that other jurisdiction shall
apply to the enforcement of this Section in the
jurisdiction.  Should a court or other body of
competent jurisdiction determine that any aspect of this
Section is excessive in scope, such term or provision
shall be adjusted rather than voided, if possible, in
accordance with the intent stated in the first sentence
of this Section and with applicable law, and all other
terms and provisions of this Section shall be deemed
valid and enforceable to the fullest extent possible.
  Sellers and Purchaser acknowledge and agree that
damages would not adequately compensate Purchaser
if Sellers were to breach this Section.  Consequently,
Sellers agree that in the event of any such breach,
Purchaser shall be entitled, in addition to any other
remedies, to enforce this Agreement by means of an
injunction or other equitable relief.
 18. Non-Assumption of Liabilities.  It is expressly
understood and agreed that Purchaser is not assuming
any liabilities or obligations of Sellers except
Purchaser shall assume and perform all "warranty"
obligations of Seller at Purchaser's expense.  Purchaser
assumes no obligation to offer employment to, or
provide compensation or any benefits to, any
employees or former employees of Sellers, or any
obligation relating to Sellers' employees arising out of
the transactions contemplated by this Agreement
including, without limitation, any termination costs,
accrued vacation or sick pay, severance pay,
unemployment compensation or other like costs.
Purchaser assumes no obligations relating to any
accounts payable, product liability, corporate
insurances, federal, state or local property, income,
inventory, or other taxes relating to the Sellers'
business, property or assets except transfer taxes, if
any, as set forth in Paragraph 32 herein.
 19. Expenses.  Purchaser and Sellers each shall pay
their own costs and expenses (including all legal and
accounting expenses) relating to this Agreement, the
negotiations leading up to this Agreement and the
performance of this Agreement.
 20. Notices.  All notices, requests, demands and other
communications made in connection with this
Agreement shall be in writing and shall be deemed to
have been duly given on the date of delivery or
receipt, if personally delivered, or received by
facsimile or telecopier, or three days after mailing if
mailed by certified or registered mail, postage prepaid,
return receipt requested, addressed as follows:
   If to Purchaser:   Butler National Corporation
        1546 East Spruce Road
        Olathe, KS  66061
        Attn.:  Mr. Clark Stewart

         with copy to:
        Warren Wagoner
        4519 East Maderos Drive
        Paradise Valley, AZ  85253

   If to a Corporate Seller:  Woodson Electronics, Inc.
        Attn.:  Mr. Thomas E. Woodson
        Plectron Place
        P.O. Box 960
        Imboden, AR  72434

   If to Thomas E. Woodson:  Thomas E. Woodson
        c/o Woodson Electronics, Inc.
        Plectron Place
        P.O. Box 960
        Imboden, AR  72434
        Attn.:  Mr. Thomas E. Woodson

or to such other address (or to such other person's attention or with a copy to such other person) as either party may specify in a notice given in accordance with this Section.
 21. Entire Agreement. This Agreement, including the exhibits, schedules and other documents delivered pursuant to this Agreement, contains all of the terms and conditions agreed upon by the parties relative to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings, agreements and communications between the parties respecting that subject matter.
 22. Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.
 23. Amendment. This Agreement may be amended only by a writing duly executed by Purchaser and Sellers.
 24. Survival of Representations and Warranties. The representations, covenants and warranties contained in this Agreement or in any writing delivered to Purchaser or Sellers in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of Purchaser or Sellers, the knowledge of any of Purchaser's or Sellers' officers, directors, shareholders, employees or agents, or the acceptance by Purchaser or Sellers of any certificate or opinion.
 25. Waiver. No waiver of any term or condition contained in this Agreement shall be effective unless it is signed by the party claimed to be bound by the waiver. The waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.
 26. Successors and Assigns. This Agreement shall be binding upon, and shall inure to, the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
 27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.
 28. Counterparts. This Agreement may be executed in counterparts which together shall constitute one instrument.
 29. Further Assurances; Records. From time to time each party, at the request of the other and without further consideration, agrees to execute and deliver, or cause to be executed and delivered, at its expense, such other instruments of transfer or other appropriate documents as reasonably may be requested by the other in order more effectively to transfer to Purchaser all of Sellers' right, title and interest in and to the assets purchased herein or to better reflect the agreements contained in this Agreement, and to take or cause to be taken such further action as may reasonably be necessary or appropriate in order to effectuate the transaction contemplated by this Agreement. Failure to effect or prepare any such requested or necessary documents by Sellers shall not be construed as a waiver of any rights of Purchaser under this Agreement. In addition, Sellers and Purchaser acknowledge that there may be occasions in the future when one or the other of them will need access to certain books and records of the other in order to prepare financial statements, tax returns, or other reports to third parties, or in order to facilitate audits or legal proceedings (not involving the other party to this Agreement), comply with applicable laws or otherwise conduct its affairs in a proper manner.
Accordingly, Sellers and Purchaser shall cooperate fully with the other in connection with such activities and for this purpose shall make available to the appropriate personnel, books and records, at reasonable times and upon reasonable notice.
 30. Enforcement. If any portion of this Agreement shall be determined to be invalid or unenforceable, the same shall be modified rather than voided if possible, in order to carry out the intent of this Agreement. In any event, the remainder of this Agreement shall be valid and enforceable to the fullest extent possible.
 31. Headings. The headings appearing at the beginning of the articles and sections contained in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.
 32. Transfer Taxes. Any sales, transfer or other taxes arising out of or incurred in connection with the transactions contemplated by this Agreement shall be paid by Purchaser.
 33. No Third Party Beneficiaries. The agreements of the parties to, and the terms and conditions of, this Agreement are for the sole benefit of such parties and are not for the benefit of any third party.
 34. Bulk Sales. If a creditor of Sellers makes a claim against Purchaser or the assets that results in a loss to Purchaser as a result on non-compliance with the provisions of any bulk sales or similar law, Sellers shall indemnify Purchaser and hold Purchaser harmless against such loss.
 35. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party in such proceedings shall pay all costs and expenses incurred by the prevailing party (who shall be the party who obtains substantially the relief sought by such party, whether by settlement, compromise or judgment), including, without limitation, all reasonable attorneys' and expert witness's fees. Nothing in this Section shall diminish the obligations of an indemnifying party under Paragraphs 13 and 14 of this Agreement to pay the costs and expenses of an indemnitee party relating to a loss.
 36. Non-Exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.
 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

 PURCHASER:   BUTLER NATIONAL
CORPORATION



      By:   CLARK D. STEWART
            Clark D. Stewart, President


 CORPORATE SELLER:  WOODSON
ELECTRONICS, INC.



      By:   THOMAS E. WOODSON
            Thomas E. Woodson, President


 WOODSON:    THOMAS E. WOODSON



      By:   THOMAS E. WOODSON

            Thomas E. Woodson, Individually
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